                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                  (Amendment No. .......................... / / )

Filed by the rgistrant /X/
Filed by a party other than the registrant / /

Check the appropriate box:

/X/ Preliminary proxy statement
/ / Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or
    Rule 14a-12

                        Steve's Homemade Ice Cream, Inc.
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

             Board of Directors of Steve's Homemade Ice Cream, Inc.
 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

       ----------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
                              -----------------------------------------------
    2) Form Schedule or Registration Statement No.:
                                                   --------------------------

    3) Filing Party:   Steve's Homemade Ice Cream, Inc.
                    ---------------------------------------------------------

    4) Date Filed:  5/16/95
                  -----------------------------------------------------------
---------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                        STEVE'S HOMEMADE ICE CREAM, INC.
                              4175 Veterans Highway
                           Ronkonkoma, New York 11779

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE __, 1995



To The Stockholders of Steve's Homemade Ice Cream, Inc.:


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Steve's Homemade Ice Cream, Inc. (the "Company") will be held on June __, 1995, at 10:00 A.M. at the offices of Tenzer, Greenblatt LLP, 405 Lexington Avenue, New York, New York 10174, 14th floor, for the following purposes:

                  1. To elect five (5) directors to hold office until the 1996 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified; and

                  2. To consider and vote upon a proposal to approve an amendment to the Company's 1991 Stock Option Plan to increase the maximum number of shares of common stock as to which options may be granted thereunder from 570,000 to 1,070,000 shares; and

                  3. To amend the Company's Certificate of Incorporation to change the name of the Company to INTEGRATED BRANDS INC.

                  4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on June 20, 1995 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                         By Order of the Board of Directors,

                         Richard E. Smith
                         Chairman of the Board

May _______, 1995

         IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                        STEVE'S HOMEMADE ICE CREAM, INC.

                            -------------------------
                                 PROXY STATEMENT
                            -------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE   , 1995

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Steve's Homemade Ice Cream, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on June __, 1995, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

         Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about May__, 1995.

         The costs of soliciting proxies will be borne by the Company. It is estimated that said costs will be nominal.

         Proxies in the accompanying form, duly executed and returned to the Company and not revoked, will be voted at the meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person.

         The address of the principal executive offices of the Company is:

                           4175 Veterans Highway
                           3rd Floor
                           Ronkonkoma, New York  11779
                           Telephone No.:  (516) 737-9700

         Proxies which are executed but which do not contain any specific instructions will be voted in favor of all of the directors named herein.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

         Only stockholders of record at the close of business on May __, 1995 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 9,953,288 shares of Class A Common Stock, par value $.01 per share (the "Common Stock"), outstanding, each share entitled to one vote.

         The following table sets forth certain information regarding the Common Stock owned on April 21, 1995 (i) by each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) by each of the Company's directors and (iii) by all directors and officers as a group:

                                                        Amount and
                                                         Nature of
                 Name and Address                       Beneficial       Percent
                of Beneficial Owner                    Ownership(1)      of Class
                -------------------                    ------------      --------
Richard E. Smith
4175 Veterans Highway
Ronkonkoma, New York  11779....................         2,547,200         25.6%

                                                        Amount and
                                                         Nature of
                 Name and Address                       Beneficial       Percent
                of Beneficial Owner                    Ownership(1)      of Class
                -------------------                    ------------      --------
Gerard M. Tucci (2)
4175 Veterans Highway
Ronkonkoma, New York  11779....................          228,568            2.3%

Karl Eller
Red River Resources, Inc.
2122 East Highland Avenue
Suite 425
Phoenix, Arizona 85016.........................          100,000            1.0%

Benjamin Raphan
c/o Tenzer Greenblatt LLP
405 Lexington Avenue
New York, New York  10174......................          164,100            1.6%

David M. Smith (3)
4175 Veterans Highway
Ronkonkoma, New York  11779....................          533,000            5.3%

Directors and officers as a
group (8 persons) (4) .........................        4,115,033           39.9%

----------------------------

(1) A person is deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. The named individuals have sole voting and investment power with respect to the shares held by them.

(2) Includes 85,000 shares of stock issuable upon the exercise of stock options exercisable within sixty (60) days of April 25, 1995 issued under the Company's stock option plan.

(3) Includes 16,000 shares of Stock issuable upon the exercise of stock options exercisable within sixty (60) days of April 25, 1995 issued under the Company's stock option plan.

(4) Includes 353,500 shares of stock issuable upon the exercise of stock options held by certain of the Company's executive officers exercisable within sixty (60) days of April 25, 1995 issued under the Company's stock option plan. Also includes 1,535 shares of Common Stock as to which one of the executive officers disclaims beneficial ownership.

PROPOSAL I.

                              ELECTION OF DIRECTORS

         The proxies granted by stockholders will be voted at the Annual Meeting for the election of the persons listed below as directors of the Company, to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Each of the persons named has indicated to the Board of Directors of the Company that he will be available as a candidate.

                                 Year of
      Name              Age   First Election           Position
      ----              ---   --------------           --------
Richard E. Smith        51        1985           Chairman of the Board,
                                                 Chief Executive Officer
                                                 and Director

Gerard M. Tucci         43        1989           Vice President -- Operations,
                                                 Secretary and Director

Karl Eller              66        1993           Director


Benjamin Raphan         57        1993           Director

David M. Smith          24        1993           Vice President, Director

         All directors are serving a current term of office which continues until the next annual meeting of stockholders.

         Richard E. Smith has been Chairman of the Board, Chief Executive Officer and a Director of the Company since October 1985. Mr. Smith has also been the Chairman of the Board, Secretary and a Director of Calip Dairies, Inc. for more than the past five years. Calip Dairies, Inc. is a major distributor of ice cream products in the New York metropolitan area. Calip Dairies, Inc. also owns the trademarks and tradenames of Dolly Madison Ice Cream. Since 1980, Mr. Smith has also been Chairman of the Board, Secretary and a Director of Frusen Gladje Franchise, Inc., which owns the worldwide right to franchise and license Frusen Gladje ice cream stores and the worldwide right to sell, market and distribute Frusen Gladje bulk ice cream to food service and institutional customers. Mr. Smith was the founder of Frusen Gladje, Ltd. and was its Chairman of the Board and Chief Executive Officer until the sale of Frusen Gladje to Kraft, Inc. in 1985.

         Gerard M. Tucci has been the Vice President -- Operations and Secretary of the Company since October 1985 and Director of the Company since December 1989. Mr. Tucci has also been the Vice President -- Operations of Calip Dairies, Inc. since 1981.

         Karl Eller has been a Director of the Company since September 1993. Since 1992 Mr. Eller has been the President of Eller Outdoor Advertising Co., Inc., an advertising company, and since 1980 the Chairman of the Board of Red River Resources, Inc., a holding company. From 1983 through 1990 Mr. Eller was the Chairman and Chief Executive Officer of The Circle K Corporation, an owner and operator of convenience stores. The Circle K Corporation filed a petition under Chapter 11 of the United States Bankruptcy Code in May 1990. From 1980 to 1987 he was the Chairman of the Board of Swensen's, Inc. Mr. Eller currently serves on the Board of Directors of Inter-Tel, Inc., a telephone communications company, El Dorado Company, an investment company, and the Phoenix Suns of the National Basketball Association.

         Benjamin Raphan has been a Director of the Company since September 1993. Mr. Raphan has been a partner at Tenzer Greenblatt LLP, the Company's general counsel, since 1970.

         David M. Smith has been a Vice President of the Company since December 1989. David M. Smith is the son of Richard E. Smith.

         During the fiscal year ended December 3, 1994, the Board of Directors held 2 meetings. The Company does not have standing audit, nominating or compensation committees of the Board of Directors, or committees performing similar functions, other than a Stock Option Committee.

Executive Officers

Name                        Age            Position
----                        ---            --------
Gary P. Stevens             49        President, Treasurer and
                                      Chief Financial Officer

John R. Welty, Jr.          44        Vice President

David J. Stein              33        Vice President


         Gary P. Stevens, has been President of the Company since June 1990 and Treasurer and Chief Financial Officer since April 1989. He was a Vice Chairman of the Board of the Company from August 1988 until June 1990. Mr. Stevens became a Director of Swensen's, Inc. in October 1987 and served as President of Swensen's, Inc. from October 1987 until June 1990.

         John R. Welty, Jr., has been the President of Swensen's, Inc. and a Vice President of the Company since June 1990. From November 1986 through October 1987, he was Group Vice President -- Corporate Operations and from October 1987 through May 1990, he served as Executive Vice President of Swensen's, Inc.

         David J. Stein has been a Vice President of the Company since December 1989.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On September 1, 1994, the Company purchased one million shares of common stock from Red River Resources, Inc. at the price of $0.70 per share. Karl Eller, a director of the Company, is the sole stockholder of Red River Resources, Inc.

         On September 1, 1994, the Company purchased one million shares of common stock from Andal Corp. at the price of $0.75 per share. At the time of the purchase Andal Corp. owned in excess of 10% of the outstanding Common Stock of the Company.

         The Company has entered into an agreement with Calip Dairies, Inc. (the "Distributor") terminable on 30 days' notice, to sell to the Distributor at an agreed upon price, the Company's products for distribution to certain retail outlets in New York, New Jersey, southern Connecticut and the Philadelphia-Delaware areas. The Company believes that the price at which the Company's products are sold to the Distributor is competitive with the prices generally paid by distributors for similar products in the New York metropolitan area. Sales of ice cream to the Distributor for the year ended December 31, 1994 were approximately $1,695,000.

         Certain officers of the Company are also officers of the Distributor and will be obtaining customers and site locations for T & W dip shops as well as for Steve's Ice Cream Stores and Swensen's Ice Cream Shoppes. While the Company believes that desirable locations for T & W dip shops, Steve's Ice Cream Stores and Swensen's Ice Cream Shoppes are different for the most part, there will be some overlap, and there can be no assurance that such decisions will not adversely affect the Company.

         On April 15, 1986, the Company entered into a Management Agreement with the Distributor which, as extended in April 1992, expires April 15, 1996. Pursuant to the terms of the Management Agreement, the Distributor will provide a portion of the management, administrative and other personnel required for the operation of the Company's business until April 15, 1996. For the services provided by the Distributor, the Distributor will receive an annual management fee equal to 10% of the gross revenues of the Company, up to $5,000,000 in gross revenues, and 2% of gross revenues thereafter up to a maximum annual fee of $1,000,000. In addition, the Distributor is entitled to receive an additional incentive management fee equal to 5% of the Company's annual net after tax income in excess of $3,000,000. While the Management Agreement was not negotiated at arms' length, the Company believes that the terms of the Management Agreement are fair. The management fee for the year ended December 31, 1994 was approximately $751,000.

         During the year ended December 31, 1994, the Company paid Tenzer Greenblatt LLP, general counsel to the Company, approximately $154,000 for legal fees. Mr. Benjamin Raphan, a director of the Company, is a partner in Tenzer Greenblatt LLP.

         In December 1994, the Company authorized the issuance to Karl Eller, a director of the Company, of 5 year options to purchase 100,000 shares of the Company's Common stock at an exercise price of $.72 per share.


          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and 10% Holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on the Company's review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the year ended December 31, 1994, all Section 16(a) filing requirements applicable to its officers, directors, and 10% Holders were met.

                             EXECUTIVE COMPENSATION

         The following table discloses the compensation awarded by the Company, for the three fiscal years ended December 31, 1994, January 1, 1994 and January 2, 1993 to Mr. Gary P. Stevens, its President and Chief Financial Officer during such fiscal years, and Mr. John R. Welty, Jr., the President of Swensen's and a Vice President of the Company, who were the only executive officers of the Company whose salaries equaled or exceeded $100,000 during the 1994 fiscal year.


                           Summary Compensation Table
                           --------------------------

                                                   Annual               Long Term
Name and Principal            Year              Compensation          Compensation
------------------            ----       --------------------------   ------------
Position(1)                              Salary($)         Bonus($)    Options (#)
--------                                 ---------         --------    -----------
Gary P. Stevens               1994       130,548                         -
President, Chief              1993       130,548            20,000         -
Financial Officer and         1992       130,200                        85,000(2)
Treasurer

John R. Welty, Jr.            1994       119,548                         -
Vice President,               1993       112,184                         -
President of                  1992       108,783                        50,000(3)
Swensen's Inc.

----------------

(1) Richard E. Smith, the Chairman of the Board and Chief Executive Officer of the Company, Gerard M. Tucci, the Vice President-Operations and Secretary of the Company and David M. Smith a Vice President of the Company are paid by other companies affiliated with Mr. Richard Smith. Pursuant to the terms of the Management Agreement with the Company, Calip Dairies, Inc., receives a management fee for providing a portion of the management, administrative and other personnel as required by the Company. The management fee for the year ended December 31, 1994 was $751,000. See Certain Relationships and Related Transactions.

(2) The options to Mr. Stevens were granted on July 18, 1991 with an exercise price of $.6875 per share, subject to vesting over a five-year period as follows: 23,000 shares in 1991, 17,000 shares in 1992 and 15,000 shares in each of 1993, 1994 and 1995. On July 18, 1991 the Company cancelled options issued to Mr. Stevens to purchase 10,000 shares at $1.12 per share.

(3) The options to Mr. Welty were granted on July 18, 1991 with an exercise price of $.6875 per share, subject to vesting over a five-year period as follows: 14,500 shares in 1991, 10,000 shares in 1992 and 8,500 shares in each of 1993, 1994 and 1995. On July 18, 1991 the Company cancelled options issued to Mr. Welty to purchase 7,500 shares at $1.12 per share.

         The following table sets forth information concerning the value of unexercised stock options held by the named executive officers as of December 31, 1994. During such fiscal year no stock options were exercised.


                        Aggregate Year-End Option Values
                        --------------------------------

                                                                                             Value of
                                                              Number of                     Unexercised
                                                              Unexercised                   In-the-Money
                                                              Options at                    Options at
                                                            December 31, 1994             December 31, 1994
                  Shares                                  -----------------------        ---------------------
                  Acquired on          Value Rea-         Exerci-         Unexer-        Exerci-       Unexer-
Name              Exercise (#)         lized ($)          sable           cisable        sable         cisable
----              ------------         ----------         -------         -------        -------       -------
Gary P.                   -                 -             70,000          15,000         $ 76,125      $ 16,313
  Stevens

John R.                   -                 -             41,500           8,500         $ 45,131      $  9,244
  Welty, Jr.

PROPOSAL II

               AMENDMENT OF 1991 STOCK OPTION PLAN TO INCREASE THE
           MAXIMUM NUMBER OF SHARES AS TO WHICH OPTIONS MAY BE GRANTED
                      THEREUNDER FROM 570,000 TO 1,070,000


         At the Annual Meeting the Company's shareholders will be asked to approve an amendment to the Company's 1991 Stock Option Plan (the "Plan") to increase the maximum number of shares of Common Stock as to which options may be granted under the Plan from 570,000 to 1,070,000.

         Options are outstanding covering 479,050 of the 570,000 shares of Common Stock as to which options may be granted under the Plan. In the opinion of the Board of Directors, the limited number of shares available for the grant of options under the Plan may limit the value of the Plan as a means of providing incentive compensation to key personnel. The Board believes that increasing the number of shares from 570,000 to 1,070,000 will enable the Company to continue to attract and retain personnel of the highest caliber, by providing to officers, key employees, directors, consultants and other independent contractors who perform services for the Company the opportunity, through the granting of stock options, to participate in the value and/or appreciation in value of the Company's Common Stock. The Board has found that the grant of options under the Plan has proved to be a valuable tool in attracting and retaining key employees. Accordingly, the Board believes that the proposed increase (i) will provide the Company with significant means to attract and retain talented personnel, (ii) will result in saving cash, which otherwise would be required to maintain current key employees, and adequately attract and reward key personnel, and (iii) consequently will prove beneficial to the Company's ability to be competitive.

         If the above-described amendment to the Plan is approved by the stockholders, additional options may be granted under the Plan, the timing, amounts and specific terms of which cannot be determined at this time.

         The Board of Directors recommends a vote "FOR" the above proposal to amend the Company's 1991 Stock Option Plan.

Stock Option Plan

         The Company had previously adopted a Stock Option Plan (the "Plan") pursuant to which 570,000 shares of the Company's Common Stock have been reserved for issuance to key employees, officers, agents, consultants and others upon exercise of options designated as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonqualified options." The Board of Directors has, subject to Shareholder approval, amended the Plan to increase the number of options to be granted under the Plan by 500,000 shares.

         The exercise price of any option which may be granted under the Plan must not be less than the fair market value of the Company's Common Stock on the date of grant. With respect to any participant who owns more than 10% of the Company's outstanding voting stock, the exercise price of an incentive stock option must be not less than 110% of fair market value of the stock on the date of grant. In the event the Company's Common Stock is not publicly traded at the time an option is granted, fair market value will be determined by the Board of Directors or a committee of the Board of Directors. The Plan contains antidilution provisions authorizing appropriate adjustments in certain circumstances. Shares of the Company's Common Stock subject to options which expire without being exercised or which are cancelled as a result of cessation of employment, are available for further grants.

         The Plan is administered by the entire Board of Directors or by a committee appointed by the Board of Directors. A member of the committee is not eligible to participate in the Plan while a member of the committee. Options granted under the Plan are generally exercisable within 5 years from the date of grant. Options are not transferable or assignable, except upon the death of the optionee. Options may be exercised only while the optionee is employed by the Company and, under certain circumstances, for three months thereafter, except that, in the event of death while employed or within three months after termination of employment, options may be exercised during a 12-month period following death. The Company may not, in the aggregate, grant incentive stock options that are first exercisable by an optionee in any calendar year to the extent that the aggregate fair market value of the underlying stock (determined at the date of grant) exceeds $100,000. In July 1991, options for 147,500 shares at an exercise price of $1.12 per share were cancelled and options to purchase an aggregate of 479,050 shares were granted under the Plan at an exercise price of $.6875 per share. Each exercise price was the mean between the bid and asked market price of said shares at the time of grant. No options were exercised through March 31, 1995. Messrs. Stevens, Tucci, Welty, Stein and David Smith received 85,000, 100,000, 50,000, 50,000 and 20,000 options, respectively.

Compensation Committee Interlocks and
  Insider Participation In Compensation Decisions

         The Company does not have a Compensation Committee of its Board of Directors or other committee performing similar functions. Decisions as to compensation are made by the Company's Board of Directors based primarily upon recommendations made by Mr. Richard E. Smith, the Company's Chairman of the Board.

Report on Executive Compensation

         There is no compensation committee of the Board of Directors or other committee of the Board performing equivalent functions. As noted above, compensation of the Company's executive officers is determined by the Board of Directors pursuant to recommendations made by Richard E. Smith, Chairman of the Board. There is no formal compensation policy for the Company's executive officers.

         Total compensation for executive officers consists of a combination of salaries, bonuses and stock option awards. The salary of the Company's President and other executive officers is fixed annually by the Board of Directors. Annual bonuses to these executive officers are based generally on the Company's performance and available resources. Base salary and bonus compensation of other executive officers is based on the Company's financial performance and the executive's individual performance and level of responsibility. Stock option awards under the Company's Stock Option Plan are intended to attract, motivate and retain senior management by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock.

         Section 162(m) of the Internal Revenue Code of 1986 ("Code"), enacted in 1993 and effective for taxable years beginning in 1994, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to any of the Company's Chief Executive Officer and four other highest compensated executive officers. The Code and currently proposed regulations issued under the Code contain certain exclusions from this limitation and provide transition rules and relief, as applicable, for stockholder approval and other requirements with respect to awards under the Plan. All options granted to date under the Plan qualify for transition relief and, therefore, compensation recognized with respect to such options in the future will not count in applying the limitation of Section 162(m) of the Code, provided that there are no material modifications made to such options. Any compensation recognized with respect to options granted under the Plan in the future will not qualify for exemption under
Section 162(m) of the Code unless certain changes are made in the Plan in accordance with such provision and the regulations promulgated thereunder.

         The Board of Directors recognizes that part of the 1994 annual compensation paid to one or more of the covered executive officers may not qualify for exemption, but the amount of such 1994 compensation is expected to be significantly less than $1,000,000. The Board of Directors is reluctant, however, to make changes at this time to the executive compensation programs solely for tax purposes, at least until final regulations are issued. At that time, the Board of Directors will assess the practical impact of the new tax legislation on executive compensation and determine what action, if any, is appropriate.

                                                   Richard E. Smith
                                                   Gerard M. Tucci
                                                   Karl Eller
                                                   Benjamin Raphan
                                                   David M. Smith

PROPOSAL III.

                           TO APPROVE AMENDMENT TO THE
                    CERTIFICATE OF INCORPORATION, AS AMENDED


         On April __, 1995, the Board of Directors of the Company approved the following resolutions, subject in each case to approval by the stockholders at the 1995 Annual Meeting of Stockholders:

         RESOLVED, that Article First of the Certificate of Incorporation, as amended, of Steve's Homemade Ice Cream, Inc. shall be amended in its entirety to read as follows:

                   ARTICLE FIRST. The name of this Corporation is INTEGRATED BRANDS INC.

         FURTHER RESOLVED, that at any time prior to the filing of the foregoing amendment to the Company's Certificate of Incorporation, as amended, with the Secretary of State of the State of New Jersey, notwithstanding authorization of such amendment by the stockholders of the Company, the Board of Directors of the Company many abandon such amendment without further action by the stockholders of the Company."

         The Board of Directors believes that the change in corporate name to "INTEGRATED BRANDS INC." will better reflect the scope of the business of the Company. The Board of Directors believes that it is appropriate because the name Steve's Homemade Ice Cream, Inc. implies an unnecessarily limited description of the Company's business. The Company is engaged in the marketing and distribution of a wide variety of brand name frozen dessert products. The Company believes that the new name more accurately reflects the Company's current and future businesses. If the proposed amendment to the Company's Certificate of Incorporation, as amended, is approved by the stockholders and is not abandoned by the Board of Directors, such amendment will become effective when a certificate of amendment of the Company's Certification of Incorporation, as amended, is filed with the Secretary of State of the State of New Jersey.

         The Board of Directors recommends a vote "FOR" the above proposal to change the name of the Company. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the 1995 Annual Meeting of Stockholders will be necessary for approval. Unless otherwise instructed, the proxies will vote FOR approval of the amendment and the related authorization to the Board of Directors.

Stock Performance Graph

         The following line graph compares, from January 1, 1990 through December 31, 1994, the cumulative total return among the Company, companies comprising the NASDAQ Market Index and a Peer Group Index, based on an investment of $100 on January 1, 1990 in the Company's Common Stock and each index, and assuming reinvestment of all dividends, if any, paid on such securities. The Company has not paid any dividends and, therefore, the cumulative total return calculation for the Company is based solely upon stock price appreciation. The Peer Group Index consists of The Value Line Food
Processors: Small Capitalization Index comprised of 22 publicly traded companies in the food business. Historic stock price is not necessarily indicative of future stock price performance.

                Comparison of Five-Year Cumulative Total Return*
    Steve's Homemade Ice Cream, Russell 2000 And Value Line Food Processors:
                                Small Cap Index
                     (Performance Results Through 12/31/94)

 $200.00|------------------------------------------------------------------|
        |                                                             & &  |
        |                                                 &                |
 $150.00|------------------------------------------------------------------|
        |                         #           &                        #   |
        |                         *           #           #                |
        |               #         &                                        |
 $100.00|----*&#-----------------------------------------------------------|
        |               &                     *                            |
        |                                                                  |
  $50.00|------------------------------------------------------------------|
        |               *                                 *           *    |
        |                                                                  |
   $0.00|----|----------|---------|-----------|-----------|-----------|----|
            1990      1991      1992        1993         1994        1995

                                1990       1991        1992       1993       1994       1995
---------------------------------------------------------------------------------------------
Steve's Homemade Ice Cream     $100.00     $ 26.83     $121.95   $ 85.37    $ 48.78   $ 48.78
Russell 2000                   $100.00     $ 80.49     $117.56   $139.21    $165.52   $162.24
Food Processors: Small Cap     $100.00     $114.11     $132.38   $134.80    $132.99   $137.74
---------------------------------------------------------------------------------------------

*=Steve's Homemade Ice Cream   &=Russell 2000    #=Food Processors: Small Cap

Assumes $100 invested at the close of trading 12/89 in Steve's Homemade Ice Cream common stock, Russell 2000 and Food Processors: Small Cap
* Cumulative total return assumes reinvestment of dividends.

                                                        Source: Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or ommissions contained herein.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         BDO Seidman has examined and reported upon the financial statements of the Company for the fiscal year ended December 31, 1994 and has been selected by the Board of Directors to examine and report upon the financial statements of the Company for the year ending December 30, 1995. BDO Seidman has no direct or indirect interest in the Company or any affiliate of the Company. A representative of BDO Seidman is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.


                  STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

         Stockholders who wish to present proposals appropriate for consideration at the Company's 1996 Annual Meeting of Stockholders must submit the proposals in proper form to the Company at its address set forth on the first page of this proxy statement not later than November 1, 1995 in order for the proposals to be considered for inclusion in the Company's proxy statement and form of proxy relating to such Annual Meeting.


                                OTHER INFORMATION

         Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

         A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1994 HAS BEEN FURNISHED TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON JUNE 20, 1995. ADDITIONAL COPIES OF THE ANNUAL REPORT WILL BE PROVIDED FREE OF CHARGE UPON WRITTEN REQUEST TO:

                           Steve's Homemade Ice Cream, Inc.
                           4175 Veterans Highway
                           Ronkonkoma, New York  11779
                           Attention:  Gerard M. Tucci, Secretary

         The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                      By Order of the Board of Directors,


                                      Richard E. Smith
                                      Chairman of the Board

May __, 1995

                                      -17-